Exhibit 10.39

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Re:	Lock-Up Agreement

Ladies and Gentlemen:

The undersigned party (referred to herein as the “Undersigned”) is delivering this letter agreement (this “Lock-Up Agreement”) to you in connection with and as a condition to the closing under the Agreement and Plan of Merger, dated as of September 11 2006, as amended (the “Merger Agreement”), by and among Echo Healthcare Acquisition Corp., a Delaware corporation (“Parent”), Pet DRx Acquisition Corp., a Delaware corporation (“Merger Sub”) and XLNT Veterinary Care, Inc., a Delaware corporation (the “Company”), whereby Merger Sub will merge with and into the Company (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

The Undersigned currently holds unregistered shares of common stock of Parent, par value $.0001 per share (the “Parent Common Stock”), as well as warrants to purchase unregistered shares of Parent Common Stock (“Founding Director Warrants”). The undersigned’s shares of Parent Common Stock, Founding Director Warrants and shares of Parent Common Stock issuable upon the exercise thereof are entitled to registration rights pursuant to the terms and conditions of that certain Registration Rights Agreement, dated March 22, 2006 among Parent and the founding stockholders party thereto. As a condition to the consummation of the Merger, Parent and the Company have required that the Undersigned enter into this Lock-Up Agreement with Parent by which the Undersigned agrees that, unless otherwise permitted by this Lock-Up Agreement, the Undersigned will not transfer its shares of Parent Common Stock, the Founding Director Warrants or the shares of Parrent Common Stock issuable upon the exercise thereof, for a specified period following the date of the consummation of the Merger (the “Closing Date”).

In consideration of the foregoing and for other due and adequate consideration, the sufficiency of which is hereby acknowledged, to induce Parent to consummate the Merger, the Undersigned hereby:

(a)        agrees that the Undersigned will not, directly or indirectly, during the Lock-Up Period, (i) offer, sell, contract to sell, grant any option for the purchase of, pledge, assign, lend or otherwise transfer or dispose of any Parent Common Stock, Founding Director Warrants or shares of Parent Common Stock issuable upon the exercise thereof (the “Restricted Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic characteristics of ownership of the Restricted Securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Restricted Securities, in cash or otherwise;

(b)       authorizes the Parent during the Lock-Up Period to cause the Parent’s transfer agent to place a legend on any certificates representing the Restricted Securities and to decline to transfer and to note stop transfer restrictions on the transfer books and records of Parent with respect to those Restricted Securities, unless the transfer is permitted by this Lock-Up Agreement.

For purposes of this Lock-Up Agreement, “Lock-Up Period” shall mean the date commencing on the Closing Date (inclusive of such date) and ending on the date that is 180 days immediately following the Closing Date; provided, that if Parent conducts an underwritten public offering of Parent Common Stock following the Closing Date in which the Undersigned elects to participate and the underwriter thereof consents to the Undersigned’s participation in such offering, then the Lock-Up Period shall terminate on the date that the registration statement filed with respect thereto is declared effective by the Securities and Exchange Commission.

This Lock-Up Agreement shall terminate and be of no further force or effect in the event of a “Change of Control.” For purposes of this Agreement, “Change of Control” shall mean (i) the sale of all, or substantially all, of the Parent’s assets in any single transaction or series of related transactions; (ii) the acquisition by any one person, single entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of Parent’s common stock possessing a majority of the ordinary voting power to elect directors of Parent; (iii)  any merger or consolidation of Parent with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of Parent’s voting securities immediately prior to the merger or consolidation own voting securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation; or (iv)  a liquidation or dissolution of Parent.

Notwithstanding anything to the contrary contained herein, the Undersigned may transfer all or part of the Restricted Securities (i) in case of death, by way of either testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and (iii) to any immediate family member or any trust, family limited partnership or similar entity primarily for the direct or indirect benefit of the Undersigned and/or the immediate family members of the Undersigned, provided, that the immediate family member, trustee of the trust, family limited partnership or other transferee entity agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin (including, without limitation, lineal descendants, stepchildren, father, mother, brother or sister of the Undersigned or the Undersigned’s spouse). In addition to the foregoing limitations, in the event that the Undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any transfer of any or all of the Restricted Securities to the stockholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company or to the partners of such entity, if it is a partnership; provided, however, that in each such case, it shall be a condition to the transfer that such transferee agrees to be bound in writing by the restrictions set forth herein.

The Undersigned represents and warrants that the Undersigned has full power and authority to enter into the agreements set forth in this Lock-Up Agreement, and that, upon request, the Undersigned will execute any additional documents reasonably necessary in connection with its enforcement. The Undersigned understands that the obligations set forth in this Lock-Up Agreement are irrevocable on the part of the Undersigned and shall survive the Undersigned’s death or incapacity. Any obligations created by this Lock-Up Agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of the Undersigned.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or in part from the terms hereof upon the approval of the board of directors of Parent.

This Lock-Up Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this Lock-Up Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change waiver, alteration or modification is to be enforced.

[Signature Page Follows.}

Very truly yours,

Signature

Printed Name

ADDITIONAL SIGNATURE:

(If held jointly)

Printed Name

Dated: